Exhibit 10.1

SoundBite Communications, Inc.

2013 Management Cash Compensation Plan

Purpose

The purpose of this 2013 Management Cash Compensation Plan (this “Plan”) of SoundBite Communications, Inc. (“SoundBite”) is to provide a balanced compensation package for SoundBite’s management for 2013, in light of SoundBite’s needs and stage of development. This Plan seeks to establish competitive levels of management compensation, integrate management’s pay with SoundBite’s performance, and facilitate the attraction and retention of qualified management. This Plan is intended to align management’s financial interests with those of stockholders and to increase stockholder value through continued revenue growth coupled with improved financial performance. This Plan is designed to focus management on increasing revenue, achieving profitability, and attaining strategic initiatives. The bonus opportunity is tied directly to factors that are expected to increase stockholder value.

Participants

The following members of management will participate in this Plan:

•	President and Chief Executive Officer

•	Chief Operating Officer and Chief Financial Officer

•	Chief Technology Officer

•	Executive Vice President and General Manager, Mobile Services Business Unit, and Chief Marketing and Business Development Officer

The President and Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer, and the Chief Technology Officer are collectively referred to below as the “General Participants,” and the Executive Vice President and General Manager, Mobile Services Business Unit, and Chief Marketing and Business Development Officer is referred to as the “CMO.”

Compensation

Compensation for each participant consists of two components: base salary and a variable performance-based bonus.

In 2012 the Compensation Committee of SoundBite’s Board of Directors engaged a third-party executive compensation consulting firm to review senior management compensation and to advise the Compensation Committee with respect to 2013 compensation for senior management, including each of the participants. Based in part on information and advice provided by the compensation consultants, the Compensation Committee established a base salary and a variable performance-based bonus for each participant after considering a number of factors, including: the status of the competitive marketplace for the participant’s position, including a comparison of base salaries and bonuses for comparable positions at peer companies of SoundBite; the responsibilities of the position; the level of experience of the participant; and the knowledge required of the participant.

1.	Base Salary

The base salary of each participant for 2013 is set forth on Schedule 1.

2.	Variable Performance-Based Bonus for General Participants

A.	Bonus Target Available

The aggregate amount of the target bonus available for all General Participants is $427,000 (the “General Bonus Target”).

B.	Bonus Target Calculation

The aggregate amount of the General Bonus Target payable to all General Participants will equal the sum of components for revenue, pro forma EBITDA, and strategic initiatives and goals, each as described below.

•

Revenue Component: Thirty-three percent of the General Bonus Target ($140,910) will consist of a component based on consolidated revenue recognized in 2013 in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The revenue component of the General Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule shall provide that the revenue component of the General Bonus Target will be payable in full if and only if revenue for 2013 equals or exceeds the amount of revenue reflected in SoundBite’s operating plan for 2013 (as approved by the Board of Directors, the “Operating Plan”).

•

Pro Forma Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”): Thirty-three percent of the General Bonus Target ($140,910) will consist of a component based on EBITDA for 2013. For these purposes, EBITDA shall be defined as operating income determined in accordance with U.S. GAAP, plus (a) the total amount of expense recorded in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), (b) the total amount of amortization of intangibles recorded in accordance with U.S. GAAP, (c) the total amount of depreciation expense recorded in accordance with U.S. GAAP and (d) the total amount of expense recorded in accordance with U.S. GAAP as a result of the EBITDA component of the General Bonus Target as provided under this Plan. The EBITDA component of the General Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule shall provide that the EBITDA component of the General Bonus Target will be payable in full if and only if EBITDA for 2013 equals or exceeds the amount of EBITDA reflected in the Operating Plan plus $167,910 (the amount of the EBITDA component for all Plan participants Bonus Target).

•

Strategic Initiatives and Goals Component: Thirty-four percent of the General Bonus Target ($145,180) will consist of a component based upon strategic initiatives and goals. The General Participants will be provided with group strategic initiatives and goals in order to align the interests of senior management with SoundBite’s stockholders and to build and maintain a cohesive management team. The Compensation Committee will have full discretion to evaluate and determine the extent to which the Strategic Initiatives and Goals component of the General Bonus Target has been satisfied for 2013, consistent with the measurement criteria set forth in, or pursuant to, this Plan.

C.	Allocation and Payment of General Bonus Target

The General Bonus Target will be allocated among the General Participants in accordance with the percentages set forth under “General Bonus Target—%” on Schedule 1. Payment of the General Bonus Target amounts to the several General Participants will be due within 30 days after the later of (i) the issuance by SoundBite’s independent registered public accounting firm of an audit report with respect to SoundBite’s consolidated financial statements for 2013 and (ii) the determination and approval by the Compensation Committee of the General Bonus Target payable under this Plan, provided that in no event shall payment be due later than March 15, 2014.

3.	Variable Performance-Based Bonus for CMO

A.	CMO Bonus Target Available

The aggregate amount of the target bonus available for the CMO is $108,000 (the “CMO Bonus Target”).

B.	CMO Bonus Target Calculation

The aggregate amount of the CMO Bonus Target payable to the CMO will equal the sum of components for Mobile Services Business Unit (“MSBU”) revenue, revenue and EBITDA, each as described below.

•

MSBU Revenue Component: Fifty percent of the CMO Bonus Target ($54,000) will consist of a component based on MSBU revenue recognized by SoundBite in 2013 in accordance with U.S. GAAP. The MSBU revenue component of the CMO Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule shall provide that such MSBU revenue component will be payable on a commission basis, based on the MSBU revenue earned. Specifically, the amount earned shall equal $54,000 (the applicable CMO Bonus Target), multiplied by a fraction, the numerator of which shall be the amount of MSBU revenue actually earned in 2013 and the denominator of which shall be the amount of MSBU revenue reflected in the Operating Plan.

•

Revenue Component: Twenty percent of the CMO Bonus Target ($27,000) will consist of a component based on consolidated revenue recognized in 2013 in accordance with U.S. GAAP. The revenue component of the CMO Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule shall provide that the revenue component of the CMO Bonus Target will be payable in full if and only if revenue for 2013 equals or exceeds the amount of revenue reflected in the Operating Plan.

•

Pro Forma Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) Component: Twenty percent of the CMO Bonus Target ($27,000) will consist of a component based on EBITDA for 2013. For these purposes, EBITDA shall be defined as operating income determined in accordance with U.S. GAAP, plus (a) the total amount of expense recorded in accordance with ASC 718, (b) the total amount of amortization of intangibles recorded in accordance with U.S. GAAP, (c) the total amount of depreciation expense recorded in accordance with U.S. GAAP and (d) the total amount of expense recorded in accordance with U.S. GAAP as a result of the EBITDA component of the CMO Bonus Target as provided under this Plan. The EBITDA component of the CMO Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the Compensation Committee, which schedule shall provide that the EBITDA component of the CMO Bonus Target will be payable in full if and only if EBITDA for 2013 equals or exceeds the amount of EBITDA reflected in the Operating Plan plus $167,910 (the amount of the EBITDA component for all Plan participants Bonus Target).

•

Strategic Initiatives and Goals Component: Ten percent of the CMO Bonus Target ($10,800) will consist of a component based upon strategic initiatives and goals. The participants have been provided with group strategic initiatives and goals in order to align the interests of senior management with SoundBite’s stockholders and to build and maintain a cohesive management team. The Compensation Committee will have full discretion to evaluate and determine the extent to which the Strategic Initiatives and Goals component of the CMO Bonus Target has been satisfied for 2013, consistent with the measurement criteria set forth in, or pursuant to, this Plan.

C.	Payment of CMO Bonus Target

Payment of the CMO Bonus Target to the CMO will be due within 30 days after the later of (i) the issuance by SoundBite’s independent registered public accounting firm of an audit report with respect to SoundBite’s consolidated financial statements for 2013 and (ii) the determination and approval by the Compensation Committee of the CMO Bonus Target payable under this Plan, provided that in no event shall payment be due later than March 15, 2014.

Schedule 1

Base Salaries and Bonus Target Allocations

Name	Title	Base Salary	Bonus Target
			$	%
James A. Milton	President and Chief Executive Officer	$350,200	$185,000	43.33%

Robert C. Leahy	Chief Operating Officer and Chief Financial Officer	273,500	134,000	31.38

Timothy R. Segall	Chief Technology Officer	265,200	108,000	25.29

Totals			$427,000	100.00%

Mark D. Friedman	Executive Vice President and General Manager, Mobile Services Business Unit, and Chief Marketing and Business Development Officer	$265,200	$108,000	100.00%

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